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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated May 5, 1996, except for the first paragraph of Note 1 and the second and third paragraphs of Note 11, as to which the date is November 14, 1996 with respect to the financial statements of Service Experts, Inc., (formerly AC Service & Installation Co. Inc. and Donelson Air Conditioning Company), the use of our report dated November 8, 1996 with respect to the financial statements of Falso Heating and Sheet Metal Co., Inc., the use of our report dated October 11, 1996 with respect to the combined financial statements of Pardee Refrigeration Company, Incorporated, Island Air Conditioning, Inc. and Sanders Indoor Comfort, Inc., the use of our report dated November 8, 1996 with respect to the financial statements of Frees Service Experts, Inc., the use of our report dated November 8, 1996 with respect to the financial statements of Custom Air Conditioning, Inc., the use of our report dated May 24, 1996 with respect to the financial statements of Gordon's Specialty Company, Inc., the use of our report dated November 1, 1996 with respect to the combined financial statements of Dial One Service Champions, ET AL., the use of our report dated November 6, 1996 with respect to the financial statements of Comfortech, Inc., the use of our report dated November 6, 1996 with respect to the financial statements of Air-Conditioning and Heating Unlimited, Inc., the use of our report dated October 25, 1996 with respect to the financial statements of The 1589 Niagara Street Corporation, the use of our report dated November 7, 1996 with respect to the financial statements of Freschi Air Systems, Inc., the use of our report dated November 7, 1996 with respect to the financial statements of Parker Heating & Air Conditioning, Incorporated, the use of our report dated October 29, 1996 with respect to the financial statements of B. W. Heating & Cooling, Inc., the use of our report dated November 8, 1996 with respect to the financial statements of B & B Air Conditioning, Inc., the use of our report dated October 29, 1996 with respect to the financial statements Sylvester's Corp., the use of our report dated October 29, 1996 with respect to the financial statements of Automated Air, Inc. and Bauer Heating & Air Conditioning, Inc., the use of our report dated November 11, 1996 with respect to the financial statements of Gaddis Co., the use of our report dated November 11, 1996 with respect to the financial statements of Quality Air Conditioning & Heating of West Monroe, Inc. in the Registration Statement (Form S-4) and related Prospectus of Service Experts, Inc. related to $50,000,000 aggregate amount of shares of its $.01 par value common stock, warrants to purchase its common stock ("Common Stock Warrants") and the shares of its common stock issued thereunder upon the exercise of such Common Stock Warrants, or debt securities ("Debt Securities"), and the shares of Common Stock issued thereunder upon the conversion thereof.

                                          Ernst & Young LLP

Nashville, Tennessee
November 18, 1996